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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NTN Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-122024, No. 333-60814, No. 333-17247, No. 333-12777 and No. 033-95776) on
Form S-8 and in the registration statements (No. 333-111538, No. 333-105429, No. 333-51650, No. 333-80143, No. 333-69383, No. 333-40625, and No. 33-42350) on
Form S-3 of NTN Communications, Inc. of our report dated March 15, 2004, relating to the consolidated balance sheet of NTN Communications, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003 and the 2003 and 2002 information in the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of NTN Communications, Inc.

/s/ KPMG LLP

San Diego, California
March 15, 2005